UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2015

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2015, TransEnterix, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel Nicolaus & Company, Incorporated (“Stifel”) and RBC Capital Markets, LLC (“RBC” and, together with Stifel, the representatives of the several underwriters named therein (the “Underwriters”) for a firm commitment underwritten public offering of 16,666,667 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”).  All of the Shares are being sold by the Company. The offering price to the public is $3.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.00 per share. After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $46.2 million. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,500,000 shares of Common Stock at the same price per share as the Shares.

The Shares will be issued pursuant to a registration statement on Form S-3 of the Company filed with the Securities and Exchange Commission, which became effective on December 19, 2014 (File No. 333-199998). The closing of the offering is expected to take place on June 17, 2015, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Common Stock. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s executive officers and directors, and certain other stockholders of the Company have entered into agreements with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following June 11, 2015.

Stifel and RBC were the joint book-running managers and Raymond James & Associates, Inc., BTIG, LLC and Ladenburg Thalmann acted co-managers for the offering.

The Underwriting Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

Item 8.01	Other Events.

On June 11, 2015, the Company issued a press release announcing the pricing of the offering of shares of its Common Stock, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

1.1	Underwriting Agreement by and among TransEnterix, Inc. and Stifel Nicolaus & Company, Incorporated and RBC Capital Markets, LLC dated June 11, 2015.

5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
99.1	Press Release of TransEnterix, Inc., issued June 11, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

June 12, 2015	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP and CFO

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement by and among TransEnterix, Inc. and Stifel Nicolaus & Company, Incorporated and RBC Capital Markets, LLC dated June 11, 2015
5.1	Opinion of Ballard Spahr LLP
99.1	Press Release of TransEnterix, Inc., issued June 11, 2015